EXHIBIT 23.1
                                                                    ------------






                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-66826, 33-78546, 33-95432 and 333-57249) and Form
S-3 (File Numbers 33-71416, 333-1748, 333-54804, 333-64734 and 333-76556) of
Able Laboratories, Inc., of our report dated February 28, 2002 appearing in this Annual Report on Form 10-K of Able Laboratories, Inc. for the year ended December 31, 2001.



/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 25, 2002